AGREEMENT AND PLAN OF MERGER

     This Agreement and Plan of Merger (this "Agreement") is entered into this [date] day of [month] 2015 by and between Charter National Life Insurance Company ("CNIC"), an insurance company organized under the laws of Illinois (hereinafter sometimes referred to as the "Merging Corporation"), and Allstate Life Insurance Company ("ALIC"), an insurance company organized under the laws of Illinois (hereinafter sometimes referred to as the "Surviving Corporation"). The Merging Corporation and the Surviving Corporation are sometimes hereinafter severally and collectively referred to as the "Constituent Corporations."


                                  WITNESSETH:

     WHEREAS, CNIC was incorporated under the laws of the State of Missouri on December 7, 1955 and redomesticated to the State of Illinois in December of 1999, and has an authorized capital stock of $3,410,000 consisting of 110,000 shares of common stock having a par value of $31 per share, all of which are issued and outstanding;

     WHEREAS, ALIC was incorporated under the laws of the State of Illinois on March 6, 1957, and has an authorized capital stock of $305,402,600, consisting of 23,800 shares of common stock having a par value of $227 per share, all of which are issued and outstanding, and 3 million shares of non-voting preferred stock with a par value of $100 per share, none of which are issued and outstanding; and

     WHEREAS,  the  respective  Boards  of  Directors of each of the Constituent
Corporations have determined that it is advisable and in the best interest of both of the Constituent Corporations and their stockholders that CNIC be merged into ALIC in accordance with the terms and conditions hereinafter set forth, pursuant to and in accordance with the laws of the State of Illinois, which laws permit such mergers.

     NOW, THEREFORE, in order to effect the transactions contemplated by this Agreement and Plan of Merger and in consideration of the premises and the mutual covenants and agreements herein contained, it is hereby agreed as follows:


                                   ARTICLE I

     1.1     Merger.

     (a) In accordance with the applicable provisions of the laws of the State of Illinois, and subject to the terms and conditions of this Agreement, CNIC shall be merged with and into ALIC (the "Merger") on the Effective Date (as defined in Section 3.2 below). The separate existence of CNIC shall cease and the existence of ALIC shall continue unaffected aud unimpaired by the Merger with all rights, privileges, immunities and powers, and subject to all the duties and liabilities of a corporation organized under the insurance laws of the State of Illinois.

     (b) In accordance with the applicable provisions of the laws of the State of Illinois, and subject to the terms and conditions of this Agreement, upon the effectiveness of the Merger:

     (i) the separate account designated Charter National Variable Account shall be merged with Allstate Life Variable Life Separate Account A. The assets of Charter National Variable I Account shall become assets of the surviving separate account, Allstate Life Variable Life Separate Account A. The subaccounts of the Charter National Variable Account shall be transferred to and become a part of the Allstate Life Variable Life Separate Account A, but such subaccounts shall not be combined or consolidated with any previously existing subaccounts of the Allstate Life Variable Life Separate Account A; and 1

     (ii) the separate account designated Charter National Variable Annuity Account shall be transferred to ALIC, and ALIC shall become the depositor of the Charter National Variable Annuity Account.

                                   ARTICLE II

     2.1 Articles of Incorportation. The Articles of Incorporation of ALIC, as in effect on the Effective Date and attached hereto as Annex A, shall from and after the Effective Date, be and continue to be the Articles of Incorporation of the Surviving Corporation until changed or amended as provided by law.

     2.2 By-Laws. The By-Laws of ALIC, as in effect on the Effective Date and attached hereto as Annex B, shall from and after the Effective Date be and continue to be the By-Laws of the Surviving Corporation until altered, amended or repealed as therein provided.

     2.3 Board of Directors. The Board of Directors of ALIC in office on the Effective Date shall continue in office and shall constitute the directors of the Surviving Corporation for the term elected, until their respective successors shall be duly elected or appointed and qualified in accordance with the Articles of Incorporation and By-Laws of the Surviving Corporation.

     2.4 Officers. The officers of ALIC in office on the Effective Date shall continue for the term elected, until in office and shall constitute the officers of the Surviving Corporation their successors are duly elected or appointed and qualified in accordance with the By-Laws of the Surviving Corporation.

     2.5 First Annual Meeting of Shareholders. The first Annual Meeting of Shareholders of the Surviving Corporation to be held after the Effective Date shall be the Annual Meeting of Shareholders provided for in the By-Laws.

                                  ARTICLE III

     3.1 Shareholder and Insurance Regulatory Approvals. This Agreement shall be submitted to the shareholder of each Constituent Corporation for adoption and approval and to the Director of Insurance of the State of Illinois for approval.

     3.2 Effective Date. The Merger shall become effective at 12:01 a.m. on January 1, 2016, provided that all required regulatory approvals have been received by that date. If all such approvals have not been received by that date, then the Merger shall occur on the date the last such regulatory approval is received but shall be effective as of 12:01 a.m. on January 1, 2016 (the "Effective Date").

                                   ARTICLE IV

     4.1 Common Stock. All of the common stock of CNIC issued and outstanding immediately prior to the Effective Date shall be cancelled on the Effective Date and all of the common stock of ALIC issued and outstanding immediately prior to the Effective Date shall remain unchanged and shall be the common stock of the Surviving Corporation after the Effective Date.

                                   ARTICLE V

     5.1 Rights and Privileges of the Surviving Corporation. After the Effective Date, the separate existence of CNIC shall cease and, in accordance with the terms and conditions of this Agreement, the Surviving Corporation shall possess all rights, privileges, immunities, powers and franchises of a public as well as of a private nature, and shall be subject to all the restictions, disabilities and duties of each Constituent Corporation; and all property, real, personal and mixed, including all patents, applications for patents, trademarks, trademark registrations and applications for registration of trademarks, together with the good-will of the business in connection with which said patents and marks are used, and all due on whatever account, including subscriptions to shares of capital stock, and all other choses in action and all and every other interest of or belonging to or due to each of the Constituent Corporations shall be deemed to be transferred to and vested in the Surviving Corporation without further act or deed, and the title to any real estate, or any interest therein, vested in either of the Constituent Corporations shall not revert or be in any way impaired by reason of the merger.


     5.2 Liabilities and Obligations of the Surviving Corporation. After the Effective Date, the separate existence of CNIC shall cease and, in accordance with the terms and conditions of this Agreement, the Surviving Corporation shall be responsible and liable for all the liabilities and obligations of each of the Constituent Corporations; and any claim existing or action or proceeding pending by or against either of the Constituent Corporations may be prosecuted to judgment as if the Merger had not taken place, or the Surviving Corporation may be substituted in its place. Neither the rights of creditors nor any liens upon the property of either of the Constituent Corporations shall be impaired by the Merger, and all debts, liabilities and duties of each of said Constituent Corporations shall thenceforth attach to the Surviving Corporation, and may be enforced against it as if said debts, liabilities and duties had been incurred or contracted by it.

     5.3 Execution and Delivery of Necessary Instruments. From time to time, as and when requested by the Surviving Corporation or by its successors or assigns, CNIC shall execute and deliver or cause to be delivered all such other instruments, and shall take or cause to be taken all such further or other actions, as the Surviving Corporation, or its successors or assigns, may deem necessary or desirable in order to vest and confirm to the Surviving Corporation and its successors and assigns, title to and possession of all the property, rights, privileges, powers and franchises referred to in this Article V and otherwise to carry out the intent and purpose of this Agreement. From time to time, as and when necessary, the Surviving Corporation shall execute and deliver or cause to be executed and delivered all such other instruments, and shall take or cause to be taken all such further or other actions, as are necessary or desirable in order to assume or otherwise comply with the outstanding debts, duties or other obligations of CNIC.


     5.4 Assets, Liabilities and Reserves. The assets, liabilities and reserves of the Constituent Corporations, upon the Effective Date, shall be taken upon the books of the Surviving Corporation at the amounts at which they, respectively, shall then be carried on the books of the Constituent Corporations, subject to such adjustments or eliminations of intercompany items as may be appropriate in giving effect to the Merger.

     5.5 Corporate Acts and Plans. All corporate acts, plans, policies, resolutions, approvals and authorizations of the shareholders, Board of Directors, committees elected or appointed by the Board of Directors, officers and agents of CNIC, which were valid and effective immediately prior to the Effective Date shall be taken for all purposes as the acts, plans, policies, resolutions, approvals, and authorizations of the Surviving Corporation and shall be effective and binding thereon as the same were with respect to CNIC.


                                   ARTICLE VI

     6.1 Termination and Abandonment. At any time prior to the filing or recording of this Agreement or a certificate in lieu thereof with the appropriate officials of Illinois, notwithstanding the approval hereof by the shareholders of the Constituent Corporations, the Boards of Directors of the Constituent Corporations may cause the Merger and all transactions contemplated by this Agreement to be abandoned or delayed if such Boards determine that such abandonment or delay would be in the best interests of the Constituent Corporations and their shareholders. In the event of termination or abandonment of this Agreement and the Merger pursuant to the foregoing provision of this
Article VI, this Agreement shall become void and have no effect, without any liability on the part of either of the Constituent Corporations or its shareholders or directors and officers in respect thereof.


                                  ARTICLE VII

     7.1 Execution in Counterparts. For the convenience of the parties hereto and to facilitate the filing and recording of this Agreement, this Agreement may be executed in one or more counterparts, each of which will be deemed to be an original instrument but all of which taken together shall constitute one and the same document.

     7.2 Amendments, Supplements, etc. At any time before or after approval and adoption by the respective shareholders of the Constituent Corporations but prior to the Effective Date, this Agreement may be amended in matters of form or substance, or supplemented by additional agreements, articles, or certificates, to the extent permitted by the laws of the State of Illinois, as may be determined in the judgment of the Boards of Directors of the Constituent Corporations to be necessary, desirable or expedient to clarify the intention of the parties hereto or effect or facilitate the filing, recording or official approval of this Agreement and the consummation hereof and the Merger provided for herein, in accordance with the purpose and intent of this Agreement.

     IN WITNESS WHEREOF, this Agreement and Plan of Merger having been authorized, adopted and approved by resolutions duly adopted by the respective Boards of Directors of the Constituent Corporations at meetings duly called and held, and having been approved by the consent of the sole shareholder of each Constituent Corporation, each of the Constituent Corporations has caused this Agreement and Plan of Merger to be signed by its (President] and (Secretary] under the corporate seals of the respective Constituent Corporations.


(Corporate Seal)                         Charter National Life Insurance Company

ATTEST:                                  (Merging Corporation)





-----------------                         -------------------
[name]                                    By: [name]
[title]                                   [title]





(Corporate Seal)                         Allstate Life lnsurance Company

ATTEST:                                  (Surviving Corporation)





-----------------                         -------------------
[name]                                    By: [name]
[title]                                   [title]

                             ARTICLES OF MERGER OF
                  CHARTER NATIONAL LIFE INSURANCE COMPANY INTO
                        ALLSTATE LIFE INSURANCE COMPANY


     Pursuant to Article X of the Illinois Insurance Code, the undersigned affiliated insurance companies submit these Articles of Merger to effect the merger by and between Charter National Life Insurance Company, an Illinois insurance company, and Allstate Life Insurance Company, an Illinois insurance company, in accordance with the provisions Article X of the Illinois Insurance Code.

                                   ARTICLE I

     The Articles of Incorporation of Allstate Life Insurance Company shall be the Articles of Incorporation of the surviving company without amendment thereto. Allstate Life Insurance Company shall be the surviving company. The offices of Allstate Life Insurance Company are located at:

               3100 Sanders Road Northbrook, lllii1ois 60062-7154


                                   ARTICLE II


     The Agreement and Plan of Merger is attached hereto as Exhibit A. The Agreement and Plan of Merger has been approved by Allstate Life Insurance Company and Charter National Life Jnsurance Company and was duly authorized by all action required by the laws under which they were incorporated and by their respective Articles of Incorporation and Bylaws.


                                  ARTICLE III


     The authorized capital of Charter National Life Insurance Company is $3,410,000 consisting of 110,000 shares of common stock having a par value of $31 per share, all of which are issued and outstanding. All of the issued and outstanding capital stock of Charter National Life Jnsurance Company is held by Allstate Life Insurance Company. The outstanding capital of Allstate Life Insurance Coll}pany is $305,402,600, consisting of 23,800 shares of common stock having a par value of $227 per share, all of which are issued and outstanding, and 3 million shares of non-voting preferred stock with a par value of $100 per share, none of which are issued and outstanding. All of the issued and outstanding capital stock of Allstate Life Insurance Company is held by Allstate Insurance Company. All 110,000 shares of the common stock of Charter National Life Insurance Company voted in. favor, and no shares voted against, the

Agreement and Plan of Merger. All 23,800 shares of the common stock of Allstate Life Insurance Company voted in favor, and no shares voted against, the Agreement and Plan of Merger.

                                   ARTICLE IV

     The Agreement and Plan of Merger was approved by the Board of Directors and the Shareholders of both Charter National Life Insurance Company and Allstate Life Insurance Company as prescribed by the laws of the State of Illinois.

                                   ARTICLE V

     The name and address of the statutory agent for Allstate Life Insurance Company, the survivmg company, is:

                             CT Corporation System
                      208 South LaSalle Street, Suite 814
                               Chicago, IL 60604


     The effective date of the merger is January 1, 2016.

     IN WITNESS WHEREOF, Charter National Life Insurance Company and Allstate Life Insurance Company have executed these Articles of Merger this_ day of 20_.

CHARTER NATIONAL LIFE INSURANCE          ALLSTATE LIFE INSURANCE COMPANY
COMPANY


By:                                      By:
   ---------------------------              ----------------------------
Name:                                    Name:
Title:                                   Title:

                               CERTIFIED COPY OF
                     RESOLUTIONS OF THE BOARD OF DIRECTORS

I, Lisette S. Willemsen, Assistant Secretary of Allstate Life Insurance Company (the "Company''), hereby certify that the following is a true, complete, and correct copy of resolutions of the Board of Directors of the Company adopted on September 2, 2015:

     RESOLVED, that the Agreement and Plan of Merger between Charter National Life Insurance Company and the Company (the "Agreement") substantially in the form presented to this meeting and on file with the Secretary of the Company, is approved; that any one of the President, Chief Financial Officer, Controller, Treasurer, or such other officer of the Company as may be appointed by any of them to so act (each an "Authorized Officer") is authorized to cause the Company to enter into the Agreement on or before January 1, 2016, in substantially the form approved, by executing and delivering the Agreement on behalf of the Company, with such changes as such Authorized Officer may deem necessary or appropriate, based on advice of counsel and subject to obtaining any required regulatory approvals; and that any and all actions taken in connection with this transaction by such Authorized Officers are confirmed and ratified.

     FURTHER RESOLVED, that this Board recommends to the sole shareholder of the Company that it approve the Agreement.

I FURTHER CERTIFY that the foregoing is in full force and effect as of the date hereof, and that it is not in conflict with any of the provisions of the Articles of Amendment to Articles of Incorporation or the Amended and Restated Bylaws of the Company.

IN WITNESS WHEREOF, I set my hand and affix the official seal of the Company on September 9, 2015.



                                                       /s/ Lisette S. Willemsen
                                                       ------------------------
                                                       Lisette S. Willemsen
                                                       Assistant Secretary

[Seal]

                               CERTIFIED COPY OF
                         RESOLUTIONS OF THE SHAREHOLDER

I, Lisette S. Willemsen, Assistant Secretary of Allstate Life Insurance Company (the "Company''), hereby certify that the following is a true, complete, and correct copy of resolutions of the Shareholder of the Company adopted on September 3, 2015:

     WHEREAS, the undersigned deems it to be in the best interests of the Company that Charter National Life Insurance Company ('Charter') merge into the Company, in accordance with the resolutions of the Company's Board of Directors;

     RESOLVED, that the undersigned, constituting consent to the merger of Charter into the Company, pursuant to that form of the Agreement and Plan of Merger to be effective January 1, 2016, which is attached as "Exhibit A";

     FURTHER RESOLVED, that the sole shareholder does hereby approve and adopt the form of the Articles of Merger, attached as "Exhibit B", showing the Company as the surviving legal entity to the merger.

     FURTHER RESOLVED, that any and all actions taken on behalf of the Company by any of the directors, officers, or representatives of the Company in connection with the transactions contemplated by the foregoing resolutions are hereby ratified, confirmed and approved in all respects for all purposes.

I FURTHER CERTIFY that the foregoing is in full force and effect as of the date hereof, and that it is not in conflict with any of the provisions of the Articles of Amendment to Articles of Incorporation or the Amended and Restated Bylaws of the Company.

IN WITNESS WHEREOF, I set my hand and affix the official seal of the Company on September 9, 2015.


                                                       /s/ Lisette S. Willemsen
                                                       ------------------------
                                                       Lisette S. Willemsen
                                                       Assistant Secretary

[Seal]

                                  AFFIDAVIT OF


            SENIOR VICE PRESIDENT AND TREASURER AND VICE PRESIDENT,
                         GENERAL COUNSEL AND SECRETARY

                                       OF

                        ALLSTATE LIFE INSURANCE COMPANY



STATE OF ILLINOIS  )
                   ) SS.
COUNTY OF COOK     )



The affiants, the undersigned officers of Allstate Life Insurance Company, an Illinois company (herein called "Allstate Life"), being first duly sworn on oath, depose and state that:

     1. Jesse E. Merten is the duly elected, qualified and acting Senior Vice President and Treasurer of Allstate Life;

     2.   Angela  K.  Fontana  is  the  duly  elected, qualified and acting Vice
          President,  General  Counsel  and  Secretary  of  Allstate  Life;

     3. The Board of Directors of Allstate Life, on the 2nd day of September, 2015, at a directors' meeting, duly adopted the resolutions attached hereto as Exhibit A approving the Agreement and Plan of Merger (in the form submitted to the Illinois Department of Insurance), effective January 1, 2016 (the "Merger Agreement"), by and between Charter National Life Insurance Company, an Illinois company ("Charter"), and Allstate life;

     4. On the 3rd day of September, 2015, Allstate Insurance Company, the sole shareholder of all of the issued and outstanding shares of stock of Allstate Life, by written consent in lieu of a stockholders' meeting, duly adopted the resolutions attached hereto as Exhibit B approving the Merger Agreement;

     5. Allstate Insurance Company and the Board of Directors of Allstate Life were the only persons entitled to vote to authorize Allstate Life to sign the Merger Agreement;

     6. Allstate Insurance Company was given a copy of the Merger Agreement prior to the execution of the written consent in lieu of a stockholders' meeting;

     7. This affidavit is duly submitted on behalf of Allstate Life to evidence the facts and to show that all of the requirements of law with respect to notices to persons entitled to vote on the merger of Charter with and into Allstate Life have been complied with.





                                                 /s/ Jesse E Merten
                                                 ------------------------
                                                 Jesse E. Marten
                                                 Senior Vice President and
                                                 Treasurer




                                                 /s/ Angela K. Fontana
                                                 ------------------------
                                                 Angela K. Fontana
                                                 Vice Presidnet, General Counsel
                                                 and Secretary







On this 9th, day of September, 2015 before me appeared Jesse E. Merten and Angela K. Fontana, personally known to me to be the Senior Vice President and Treasurer and Vice President, General Counsel and Secretary, respectively, of Allstate Life Insurance Company and acknowledging that they are officers being authorized so to do, executed the foregoing instrument for the purposes therein contained, on behalf of the entity.

IN WITNESS WHEREFOF I have hereunto set my hand and official seal.



(SEAL)                                           /s/ Jennifer M. Duchon
                                                 ----------------------
                                                 Jennifer M. Duchon
                                                 Notary Public